UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022 (July 1, 2022)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY 40299	40299
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

As previously disclosed, the audit committee (the “Audit Committee”) of the board of directors of LogicMark, Inc. (the “Company”) approved the engagement of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022, which engagement became effective as of July 1, 2022.

During the years ended December 31, 2021 and 2020, and the subsequent interim period through the date of this Current Report on Form 8-K (this “Form 8-K”), neither the Company, nor anyone on its behalf, consulted with BPM regarding either (i) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K, including the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to such item) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

As noted below in Item 5.07 of this Form 8-K, the Audit Committee’s decision to engage BPM was not ratified by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The Audit Committee and the full board of directors of the Company reconsidered the appointment and affirmed its decision to have BPM serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 25, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the four proposals that were voted on at the Annual Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Annual Meeting. These proposals are described in further detail in the Definitive Proxy Statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2022 (the “Proxy Statement”).

As of the close of business on June 28, 2022, the record date for the Annual Meeting, 9,608,937 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were issued, outstanding and entitled to vote, 200 shares of the Company’s Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder, and 173,333 shares of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), were issued, outstanding and entitled to vote, held by one record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock were entitled to one vote per share for each share of Common Stock and/or share of Series C Preferred Stock held by them. The holder of shares of Series F Preferred Stock was entitled to vote on an as-converted to Common Stock basis, entitling such holder to 66,505 votes for the 173,333 shares of Series F Preferred Stock held by such holder. Stockholders holding an aggregate of 5,318,807votes were present at the Annual Meeting, in person or represented by proxy, which number constituted a quorum.

Proposal 1 – The five (5) nominees named in the Proxy Statement were elected at the Annual Meeting to serve as the Company’s directors until the Company’s 2023 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal. The final voting results with respect to the election of each such nominee were as follows:

Nominee	For	Withheld
Chia-Lin Simmons	2,704,642	644,062
Robert A. Curtis	2,526,862	821,842
Sherice R. Torres	2,690,604	658,100
John Pettitt	2,693,757	654,947
Barbara Gutierrez	2,707,611	641,093

There were 1,970,103 broker non-votes with respect to each such nominee for the first proposal.

Proposal 2 – The appointment of BPM as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was not ratified by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
4,333,213	830,901	154,693

Proposal 3 – The adoption of the Company’s 2022 Stock Incentive Plan was not ratified by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
2,363,196	763,159	222,349

There were 1,970,103 broker non-votes for the third proposal.

Proposal 4 – The reincorporation of the Company from Delaware to Nevada pursuant to a merger with and into a to-be-formed wholly-owned subsidiary of the Company created solely for the purpose of effecting the reincorporation merger was not approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter. The final voting results were as follows:

For	Against	Abstain
3,085,906	105,617	157,181

There were 1,970,103 broker non-votes for the fourth proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2022	LogicMark, Inc.

	By:	/s/ Mark Archer
		Name:	Mark Archer
		Title:	Chief Financial Officer

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